Exhibit 4
Fidelity Bond Policy
$70.5 million policy* ($57.5 eff 7/1/09)
(allocation based on each fund’s coverage requirements under Rule 17g-1)

	Gross Assets	Required
	9/30/2009	Coverage

Allianz Funds

CCM Capital Appreciation Fund	944,771,629	1,250,000
CCM Emerging Companies Fund	88,622,376	450,000
CCM Focused Growth Fund	111,240,873	525,000
CCM Mid-Cap Fund	799,891,157	1,000,000

NACM Global Fund	28,216,049	300,000
NACM Growth Fund	38,827,442	350,000
NACM International Fund	151,209,128	600,000
NACM Mid-Cap Growth Fund	5,347,427	175,000
NACM Pacific Rim Fund	176,799,277	600,000
NACM Emerging Markets Opportunities Fund	82,868,627	450,000
NACM Income & Growth Fund	62,102,402	400,000

NFJ Dividend Value Fund	6,772,074,468	2,500,000
NFJ International Fund	1,313,567,088	1,500,000
NFJ Large-Cap Value Fund	1,244,130,246	1,500,000
NFJ Small-Cap Value Fund	6,122,035,559	2,500,000
NFJ Mid-Cap Value Fund	9,197,787	200,000
NFJ All-Cap Value Fund	19,970,857	250,000
NFJ Renaissance Fund	803,038,819	1,000,000

OCC Growth Fund	533,895,476	900,000
OCC Opportunity Fund	247,573,635	750,000
OCC Target Fund	345,796,795	750,000

RCM Wellness Fund	130,416,236	600,000
RCM Global Resources Fund	38,640,791	350,000
RCM Global Small-Cap Fund	84,775,400	450,000
RCM Disciplined International Equity Fund	48,182,810	400,000
RCM Large-Cap Growth Fund	396,551,697	750,000
RCM Mid-Cap Fund	57,140,358	400,000
RCM Strategic Growth Fund	8,893,011	200,000
RCM Technology Fund	1,168,116,266	1,250,000

Premier VIT

OpCap Managed Portfolio	136,430,721	525,000
NACM Small Cap Portfolio	69,880,757	450,000
OpCap Mid Cap Portfolio	66,904,052	450,000
NFJ Dividend Value Portfolio	3,154,964	150,000

Allianz Global Investors Managed Accounts Trust
Fixed Income SHares: Series C	3,553,255,936	2,300,000
Fixed Income SHares: Series H	2,704,979	125,000
Fixed Income SHares: Series M	6,002,178,763	2,500,000
Fixed Income SHares: Series R	473,544,564	900,000

	Gross Assets	Required
	9/30/2009	Coverage

Equity Shares: Series I	2,163,611	125,000

PIMCO Municipal Income Fund	497,133,175	900,000
PIMCO New York Municipal Income Fund	131,548,852	600,000
PIMCO California Municipal Income Fund	396,628,335	900,000

PIMCO Corporate Income Fund	675,201,636	900,000

PIMCO Municipal Income Fund II	1,021,940,755	1,250,000
PIMCO New York Municipal Income Fund II	200,466,792	600,000
PIMCO California Municipal Income Fund II	433,829,474	750,000

PIMCO Municipal Income Fund III	523,896,326	900,000
PIMCO New York Municipal Income Fund III	83,876,928	450,000
PIMCO California Municipal Income Fund III	336,778,816	750,000

PIMCO Corporate Opportunity Fund	1,452,286,722	1,500,000

Nicholas-Applegate Convertible & Income Fund	984,367,999	1,250,000

PIMCO High Income Fund	1,204,407,927	1,250,000

Nicholas-Applegate Convertible & Income Fund II	753,999,656	1,000,000

PIMCO Floating Rate Income Fund	290,423,616	750,000

PIMCO Floating Rate Strategy Fund	569,323,842	900,000

NFJ Dividend, Interest & Premium Strategy Fund	1,551,135,687	1,500,000

Nicholas-Applegate International & Premium Stratetgy Fund	147,145,558	600,000

PIMCO Global StocksPLUS & Income Fund	246,466,945	750,000

Nicholas-Applegate Equity & Convertible Income Fund	389,440,171	750,000

Allianz RCM Global EcoTrends Fund	106,395,157	525,000
Allianz RCM Global Water Fund	60,831,607	400,000
Allianz RCM Disciplined Equity Fund	13,403,010	225,000
Allianz RCM All Horizons Fund	2,220,633	125,000
Allianz RCM International Opportunities Fund	11,380,431	200,000
Allianz NACM Global Equity 130/30 Fund	4,315,698	150,000
Allianz NFJ Global Dividend Value Fund	2,977,422	150,000
Allianz NACM International Growth Fund	7,590,202	175,000
Allianz Global Investors Solutions 2015 Fund	4,025,204	150,000
Allianz Global Investors Solutions 2020 Fund	3,716,411	150,000
Allianz Global Investors Solutions 2030 Fund	4,043,797	150,000
Allianz Global Investors Solutions 2040 Fund	4,018,118	150,000
Allianz Global Investors Solutions 2050 Fund	4,027,054	150,000
Allianz Global Investors Solutions Retirement Income Fund	3,779,006	150,000
Allianz Global Investors Solutions Growth Allocation Fund	4,025,905	150,000
Allianz Global Investors Solutions Core Allocation Fund	196,266,664	600,000

Nicholas-Applegate Global Equity & Convertible Income Fund	106,866,148	525,000

PIMCO Income Opportunity Fund	409,942,588	750,000

PCM Fund, Inc.	137,502,312	600,000

PIMCO Strategic Global Government Fund, Inc.	910,523,335	1,000,000

	46,032,261,946	54,600,000